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                                                                 Exhibit 4(a)


THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT
(i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE ACT BUT ONLY UPON THE HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE COMPANY, OR OTHER COUNSEL ACCEPTABLE TO THE COMPANY, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE ACT AS WELL AS ANY APPLICABLE "BLUE SKY" OR SIMILAR SECURITIES LAW.

                               ___________, 1995



                               DIVERSIFAX, INC.


                     The Transferability of this Warrant is
                   Restricted as Provided in Sections 3 and 9



    For good and valuable consideration in the amount of $_______, the receipt and sufficiency of which are hereby acknowledged by Diversifax, Inc., a Delaware corporation, with its principal office at 39 Stringham Avenue, Valley Stream, New York 11580 (the "Company"), ____________ (the "Holder"), subject to the terms and conditions of this Warrant, is hereby granted the right to purchase, at the initial exercise price of $1.50 per share, at any one or more times from the date hereof until 5:00 p.m. on the __________, 1998, in the aggregate, ________ shares of Common Stock of the Company, $.001 par value (the "Shares").

    This Warrant initially is exercisable at a price of $1.50 per Share payable in cash, by certified or official bank check in New York Clearing House funds or other form of payment satisfactory to the Company, subject to adjustment as provided in Section 5 hereof.

    1. Exercise of Warrant. The purchase rights represented by this Warrant are exercisable at the option of the Holder hereof, in whole or in part, at one or more times during any period in which this Warrant may be exercised as set forth above. The Holder shall not be deemed to have exercised its purchase rights hereunder until the Company receives written notice of the Holder's intent to exercise its purchase rights hereunder. The written notice shall be in the form of the Subscription Form attached hereto and made a part hereof. Less than all of the Shares may be purchased under this Warrant.

    2. Issuance of Certificates. Upon the exercise of this Warrant, the issuance of certificates for Shares underlying this Warrant shall be made forthwith (and in any event within twenty (20) business days after the Company's receipt of written notice hereunder as specified in Section 1 above) and such certificates shall be issued in the name of the Holder hereof.

    3. Restriction on Transfer. Neither this Warrant nor any Shares issuable upon exercise hereof have been registered under the Securities Act of 1933, as amended (the "Act"), and neither may be sold or transferred in whole or in part unless the Holder shall have first given prior written notice to the Company describing such sale or transfer and furnished to the Company an opinion, satisfactory to counsel for the Company as determined by such counsel in its sole discretion, to the effect that the proposed sale or transfer may be made without registration under the Act; provided, however, that the foregoing shall not apply if there is in effect a registration statement with respect to this Warrant or the Shares issuable upon exercise hereof, as the case may be, at the time of the proposed sale or transfer. Upon exercise, in part or in whole, of this Warrant, each certificate issued representing the Shares underlying this Warrant shall bear a legend to the foregoing effect.

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

    4.   Price.

         4.1 Initial and Adjusted Purchase Price. The initial Purchase price shall be $1.50 per Share. The adjusted Purchase Price shall be the price which shall result from time to time from any and all adjustments of the initial purchase price in accordance with the provisions of Section 5 hereof.

         4.2 Purchase Price. The term "Purchase Price" herein shall mean the initial purchase price or the adjusted purchase price, depending upon the context.

    5. Adjustments of Purchase Price and Number of Shares. In the event that, prior to the issuance by the Company of all the Shares issuable upon exercise of this Warrant, there shall be any change in the outstanding Common Stock of the Company by reason of the declaration of stock dividends, or through recapitalization resulting in stock splits or combinations, without the payment of any compensation therefor in money, services or property, the Shares subject to this Warrant and the Purchase Price thereof shall be appropriately adjusted (but without regard to fractions) by the Company to reflect such change so that after such adjustments the Holder has the same substantive rights under this Warrant as he had immediately prior to such declaration or recapitalization.

    6. Replacement of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of such loss, theft, destruction or mutilation, of indemnity or security reasonably satisfactory to it in its sole discretion, and reimbursement to the Company of all expenses incidental or relating thereto, and upon surrender and cancellation of this Warrant (unless mutilated), the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant.

    7. Notices to Warrant Holder. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a shareholder in respect of any meetings

                                       3

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of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company.

    8. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

         (a) If to the registered Holder of this Warrant, to the address of such Holder as shown on the books of the Company; or

         (b) If to the Company, to the address set forth on the first page of this Warrant or to such other address as the Company may designate by notice to the Holder.

    9. Successors. All the covenants, agreements, representations and warranties contained in this Warrant shall bind the parties hereto and their respective heirs, executors, administrators, distributees, permitted successors and assigns. The Holder may assign this Warrant without the Company's prior written consent provided that the holder complies with applicable securities laws. Any attempted assignment in violation of the preceding sentence shall be void and of no effect.

    10. Headings. The headings in this Warrant are inserted for purposes of convenience only and shall have no substantive effect.

    11. Law Governing. This Warrant is delivered in the State of New York and shall be construed and enforced in accordance with, and governed by, the laws of the State of new York, without giving effect to conflicts of law principles.

    IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its corporate name by, and such signature to be attested to by, a duly authorized officer as of the date first above written.

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

                                  Diversifax, Inc.
                                  By: ________________________

                                  Its: _______________________


Attest:


___________________________



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

                               SUBSCRIPTION FORM



                    (To be Executed by the Registered Holder
                     in order to Exercise the Warrant dated
                         January 26, 1995 and issued by
                      Diversifax, Inc. to the Undersigned)



    The undersigned hereby irrevocably elects to exercise the right to purchase _____ Shares by he above referenced Warrant according to the conditions thereof and herewith makes payment of the Purchase Price of such Shares in full.



                                       __________________________________
                                                                Signature



                                       __________________________________
                                                                  Address



Dated: _____________________           __________________________________
                                       Social Security Number or Holder's

                   Identification Number




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